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Consent of Independent Chartered Accountants                        Exhibit 23.4


The Board of Directors
LaSalle Re Holdings Limited

The audits referred to in our report dated October 19, 1996 included the related consolidated financial statement schedules of LaSalle Re Holdings Limited as at September 30, 1996 and 1995 and for the years ended September 30, 1996 and 1995 and for the period from October 26, 1993 (the date of incorporation) to September 30, 1994 incorporated by reference in the registration statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                              KPMG Peat Marwick

                                              Chartered Accountants

Hamilton, Bermuda
March 18, 1997